EXHIBIT 8.1

                [Letterhead of Cadwalader, Wickersham & Taft LLP]

                                  May 20, 2008

Wells Fargo Asset Securities Corporation
8480 Stagecoach Circle
Frederick, Maryland 21701

Ladies and Gentlemen:

            We have acted as your special tax counsel in connection with the registration statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers Mortgage Asset-Backed Pass-Through Certificates ("Certificates") to be sold by Wells Fargo Asset Securities Corporation (the "Company") in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under either (i) a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a trustee to be identified in the Prospectus Supplement for such Series of Certificates and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer"), or (ii) a separate trust agreement (each, a "Trust Agreement") among the Company, a trustee to be identified in the Prospectus Supplement for such Series of Certificates and Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator"). Forms of the Pooling and Servicing Agreement and Trust Agreement are included as exhibits to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

            In rendering the opinion set forth below, we have examined and relied upon the following: (i) the Registration Statement, the Prospectus and the form of Prospectus Supplement constituting a part thereof, each substantially in the form filed with the Commission, (ii) the form of Pooling and Servicing Agreement and form of Trust Agreement, each substantially in the form as filed with the Commission and (iii) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

            As counsel to the Company, we have advised the Company with respect to certain federal income tax aspects of the proposed issuance of the Certificates. The descriptions of federal income tax consequences appearing under the headings "Material Federal Income Tax Consequences" in the Prospectus and "Federal Income Tax Considerations" in the form of Prospectus Supplement accurately describe the material federal income tax consequences to holders of a Series of Certificates, under existing law and subject to the qualifications and assumptions stated therein. We also hereby confirm and adopt the opinions expressly set forth under such headings, under existing law and subject to the qualifications and assumptions stated therein.

            This opinion is based on the facts and circumstances set forth in the Prospectus and Prospectus Supplement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Certificates as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Registration Statement contemplates Series of Certificates with numerous different characteristics, the particular characteristics of each Series of Certificates must be considered in determining the applicability of this opinion to a particular Series of Certificates.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to this firm under the captions "Material Federal Income Tax Consequences" in the Prospectus and "Federal Income Tax Considerations" in the form of Prospectus Supplement forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Act.

            No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Certificates under the laws of any state.

                                        Very truly yours,

                                        /s/ Cadwalader, Wickersham & Taft LLP